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                                                                    EXHIBIT 24.2


                       CONSENT OF SCHNITZER & KONDUB, P.C.

                          Certified Public Accountants

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

                            Schnitzer & Kondub, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                         Report of Independent Auditors

We consent to the incorporation by reference in this Registration Statement of J-Bird Music Group, Ltd Corporation on Form S-8 of our report dated April 7, 1999, appearing in the incorporated by reference Annual Report on Form 10-KSB of The J-Bird Music Group, Ltd for the year ended December 31, 1998.

                                                    s/ Schnitzer & Kondub, P.C.
                                                    ----------------------------
                                                    Schnitzer & Kondub, P.C.
                                                    Certified Public Accountants

May 15, 2000
Harrison, New York
550 Mamaroneck Avenue, Harrison, New York 10528
Tel: 914-698-6500
Fax 914-698-1700

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